UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	34-2019608

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3025 Highland Parkway Downers Grove, Illinois	60515

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value, of InvenTrust Properties Corp., a Maryland corporation (the “Company”), set forth in Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2021 (File No. 000-51609) is hereby incorporated by reference into this Item 1.

Item 2.	Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 8, 2021	INVENTRUST PROPERTIES CORP.

	By:	/s/ Christy L. David
Christy L. David
Executive Vice President, Chief Operating Officer, General Counsel & Secretary